CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the prospectus and "Independent Registered Public Accounting Firm and Legal Counsel" in the related statement of additional information and to the use of our report on Central Park Group Multi-Event Fund dated December 22, 2010, which is incorporated by reference in the Registration Statement (Form N-2 No. 333-139002 and 811-21984) of Central Park Group Multi-Event Fund.

/s/ Ernst & Young LLP

New York, New York
March 1, 2011